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FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation or organization)	74-1733016 (I.R.S. Employer Identification No.)
555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)	78130 (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable.	Not applicable.

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $.01 per share
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

        The class of security to be registered hereby is the Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of Rush Enterprises, Inc. (the "Registrant"). A description of the Class A Common Stock is contained in the Registrant's Proxy Statement dated May 15, 2002, and filed with the Securities and Exchange Commission on May 17, 2002, under the headings "Proposed Amendment to the Company's Articles of Incorporation-General Description," "Proposed Amendment to the Company's Articles of Incorporation-Description of Class A Common Stock and Class B Common Stock," "Proposed Amendment to the Company's Articles of Incorporation-Certain Effects of the Proposal" and Exhibit A, which information is incorporated herein by reference.

Item 2. Exhibits.

  3.1
  Articles of Amendment to the Articles of Incorporation of the Registrant dated as of July 9, 2002.

  3.2
  Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2000).

  3.3
  Amended and Restated Bylaws of the Registrant dated as of July 9, 2002.

  4.1
  Specimen Class A Common Stock certificate.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RUSH ENTERPRISES, INC.
By:	/s/ W. MARVIN RUSH Name: W. Marvin Rush Title: Chief Executive Officer

Date: July 9, 2002

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SIGNATURE